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                                                                      EXHIBIT 21


                         FIRST UNITED BANCSHARES, INC.
                                  Subsidiaries


Name                                        Jurisdiction of Incorporation
----                                        -----------------------------
The First National Bank                             United States
of El Dorado, El Dorado
Arkansas

First United Trust Company, N.A.                    United States
 El Dorado, Arkansas

City National Bank                                  United States
of Fort Smith, Fort Smith
Arkansas

First National Bank                                 United States
of Magnolia, Magnolia
Arkansas

Merchants and Planters Bank                         United States
N.A., Camden, Arkansas

Commercial Bank at Alma                             Arkansas
Alma, Arkansas

The Bank of North Arkansas                          Arkansas
Melbourne, Arkansas

First United Bank                                   Arkansas
Stuttgart, Arkansas

FirstBank                                           Texas
Texarkana, Texas

Fredonia State Bank                                 Texas
Nacogdoches, Texas